
<ARTICLE> 5
<LEGEND>The schedule contains summary fnancial information
extracted from Dean Witter Cornerstone Fund III and is qualified in its entirety by reference to such financial instruments.
<CIK> 0000737000
<NAME> Dean Witter Cornerstone Fund III

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                      41,516,113
<SECURITIES>                                         0
<RECEIVABLES>                                  466,366
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              44,087,041<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                44,087,041<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             9,621,446<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,597,173
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              5,024,273
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          5,024,273
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 5,024,273
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $2,104,562.
<F2>Liabilities include redemptions payable of $521,942, accrued management fees of $145,277 and common administrative expenses payable of $222,036.
<F3>Total revenue includes realized trading revenue of $10,939,777, net change in unrealized of ($2,912,295) and interest income of $1,593,964.

